UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

SOUTHWEST AIRLINES CO.
(Name of Registrant as Specified In Its Charter)

ELLIOTT INVESTMENT MANAGEMENT L.P.

ELLIOTT ASSOCIATES, L.P.

ELLIOTT INTERNATIONAL, L.P.

THE LIVERPOOL LIMITED PARTNERSHIP

ELLIOTT INVESTMENT MANAGEMENT GP LLC

PAUL E. SINGER

MICHAEL CAWLEY

DAVID CUSH

SARAH FEINBERG

JOSHUA GOTBAUM

DAVID GRISSEN

ROBERT MILTON

GREGG SARETSKY

PATRICIA WATSON

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED OCTOBER 15, 2024

ELLIOTT INVESTMENT MANAGEMENT L.P.

_____________, 2024

Dear Fellow Southwest Shareholder:

Elliott Investment Management L.P., together with its affiliates (collectively, “Elliott” or “we”), holds an 11% economic interest in Southwest Airlines Co., a Texas corporation (“Southwest” or the “Company”), making us one of Southwest’s largest shareholders. We made this substantial investment because we strongly believe that with the right leadership and proper oversight, Southwest can reclaim its position as a top-performing airline.

As we discuss in detail in the attached Proxy Statement, we delivered to the Company a formal request that the Company call a special meeting of the Company’s shareholders (the “Special Meeting”), and nominated eight highly-qualified independent directors who would bring significant expertise and deep experience to the Company’s Board of Directors. Once elected, these individuals would collaborate with their fellow Southwest directors to form a world-class, independent Board with the right skills will be able to hold management accountable and ensure that the Company successfully executes on the necessary operational and strategic changes. We are pursuing action at the Special Meeting because shareholders need a best-in-class Board in place – NOW – during this critical juncture for the future of Southwest.

We requested that the Company hold the Special Meeting on December 10, 2024, and that the Company set a record date for the Special Meeting that is not fewer than 10 days, and not greater than 20 days, after we delivered the request for the Special Meeting. The Company has announced that the Special Meeting is scheduled to be held on _____________, 2024, and set the close of business on _____________, 2024 as the record date for determining the shareholders entitled to vote at the Special Meeting.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts and vote by following the instructions on the enclosed GOLD proxy card. The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the shareholders on or about ___________, 2024.

If you vote using a proxy card other than the attached GOLD proxy card and wish to change your vote, you have every right to change your vote by voting the attached GOLD proxy card.

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC, which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

Elliott Investment Management L.P.

Okapi Partners LLC is assisting Elliott with its effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your Southwest shares, please contact:

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 629-6357

E-mail: info@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED OCTOBER 15, 2024

SPECIAL MEETING OF SHAREHOLDERS

OF

SOUTHWEST AIRLINES CO.

PROXY STATEMENT OF ELLIOTT INVESTMENT MANAGEMENT L.P.

PLEASE VOTE THE ENCLOSED GOLD PROXY CARD TODAY – BY INTERNET, BY PHONE OR BY SIGNING, DATING AND RETURNING THE GOLD PROXY CARD

Elliott Investment Management L.P., a Delaware limited partnership (“Elliott Management,” and together with the other participants named herein, “Elliott” or “we”), is furnishing this proxy statement (“Proxy Statement”) and accompanying GOLD proxy card to holders of common stock, par value $1.00 per share (“Common Stock”), of Southwest Airlines Co., a Texas corporation (“Southwest” or the “Company”), in connection with the solicitation of proxies in connection with the Company’s special meeting of shareholders (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of shareholders held in lieu thereof, the “Special Meeting”). The Special Meeting is scheduled to be held on _____________, 2024, at _________. This Proxy Statement is first being furnished to shareholders on or about ____________, 2024.

We are pursuing action at the Special Meeting because shareholders need a best-in-class Board of Directors (the “Board”) in place – NOW – during this critical juncture for the future of Southwest. We have nominated eight highly-qualified independent directors who would collaborate with their fellow Southwest directors to form a world-class, independent Board with the right skills will be able to hold management accountable and ensure that the Company successfully executes on the necessary operational and strategic changes. We are seeking your support at the Special Meeting for the following proposals:

1.	to repeal each provision of, or amendment to, the Company’s Fourth Amended and Restated Bylaws (the “Bylaws”) adopted by the Board without the approval of the shareholders of the Company after February 2, 2024 and up to and including the date of the Special Meeting (the “Bylaw Restoration Proposal”);
2.	to remove the following members of the Board: Douglas H. Brooks, Eduardo F. Conrado, William H. Cunningham, Thomas W. Gilligan, David P. Hess, Gary C. Kelly, Elaine Mendoza and Jill A. Soltau, as well as any other person or persons elected or appointed to the Board without shareholder approval after September 26, 2024 and up to and including the date of the Special Meeting (other than any Nominee (as defined and set forth below)), effective immediately (the “Removal Proposal”); and
3.	to elect the following Nominees to serve as directors of the Company: Michael Cawley, David C. Cush, Sarah E. Feinberg, Joshua Gotbaum, David J. Grissen, Robert A. Milton, Gregg A. Saretsky and Patricia A. Watson (each individually, a “Nominee” and collectively, the “Nominees”) (the “Director Election Proposal”).

We refer to each of the Bylaw Restoration Proposal, the Removal Proposal, and the Director Election Proposal as a “Proposal”, and collectively as the “Proposals.”

As of the date hereof, Elliott Management and the other Participants (as defined below) collectively beneficially own 61,179,691 shares of Common Stock (the “Elliott Group Shares”). We intend to vote the Elliott Group Shares “FOR” the Bylaw Restoration Proposal, “FOR” the removal of each of the incumbent directors specified in the Removal Proposal, and “FOR” the election of each of the Nominees specified in the Director Election Proposal. While we currently intend to vote all of the Elliott Group Shares in favor of the election of each of the Nominees, we reserve the right to vote some or all of the Elliott Group Shares as we see fit, in order to achieve a Board composition that we believe is in the best interest of all shareholders. We would only intend to vote some or all of the Elliott Group Shares in a different manner than what we are otherwise recommending in the event it were to become apparent to us, based on the projected voting results at such time, that less than all of the Nominees would be elected at the Special Meeting and that by voting the Elliott Group Shares in a different manner we could help achieve a Board composition that we believe is in the best interest of all shareholders. Shareholders should understand that all shares of Common Stock represented by the enclosed GOLD proxy card will be voted at the Special Meeting as marked.

The Company has set the close of business on _____________, 2024 as the record date for determining the shareholders entitled to vote at the Special Meeting (the “Record Date”). Each share of Common Stock is entitled to one vote for each of the proposals to be voted on. The principal executive offices of the Company are located at P.O. Box 36611, Dallas, Texas 75235-1611. According to the Company’s proxy statement, as of the close of business on the Record Date, there were ____________ shares of Common Stock issued and outstanding.

THIS SOLICITATION IS BEING MADE BY ELLIOTT AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH ELLIOTT IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

ELLIOTT URGES YOU TO VOTE THE ENCLOSED GOLD PROXY CARD TODAY IN FAVOR OF EACH OF THE PROPOSALS – BY INTERNET, BY PHONE OR BY SIGNING, DATING AND RETURNING THE GOLD PROXY CARD.

IF YOU HAVE ALREADY SENT A WHITE PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY VOTING THE ENCLOSED GOLD PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The proxy materials are available at:

www.StrongerSouthwest.com

IMPORTANT

Your vote is important, no matter how many or how few shares of Common Stock you own. Elliott urges you to vote “FOR” each of the Proposals by following the instructions on the enclosed GOLD proxy card.

•	If your shares of Common Stock are registered in your own name, please vote (i) through the Internet at any time prior to __________ on __________, 2024 by following the instructions on the enclosed GOLD proxy card; (ii) by telephone from the United States, by calling __________ at any time prior to __________ on __________, 2024; or (iii) by signing and dating the enclosed GOLD proxy card and returning it to Elliott, c/o Okapi Partners LLC (“Okapi Partners”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to vote any proxy card you receive from the Company. If you vote the WHITE management proxy card, it will revoke any proxy card you may have previously sent to us, so please make certain that the latest dated proxy card you vote is the GOLD proxy card.

Okapi Partners is assisting Elliott with its effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact:

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 629-6357

E-mail: info@okapipartners.com

TABLE OF CONTENTS

QUESTIONS AND ANSWERS RELATING TO THIS PROXY SOLICITATION	5
BACKGROUND TO THE SOLICITATION	10
REASONS FOR THE SOLICITATION	16
PROPOSAL NO. 1 – BYLAW RESTORATION PROPOSAL	23
PROPOSAL NO. 2 – REMOVAL PROPOSAL	24
PROPOSAL NO. 3 – DIRECTOR ELECTION PROPOSAL	25
SOLICITATION OF PROXIES	36
ADDITIONAL PARTICIPANT INFORMATION	36
OTHER MATTERS AND CERTAIN ADDITIONAL INFORMATION	38
SHAREHOLDER PROPOSALS	39
INCORPORATION BY REFERENCE	40

QUESTIONS AND ANSWERS RELATING TO THIS PROXY SOLICITATION

The following are some of the questions you may have as a shareholder and the answers to those questions. The following is not a substitute for the information contained in this Proxy Statement and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this Proxy Statement. We urge you to read this Proxy Statement carefully and in its entirety.

Who is Making This Solicitation?

The solicitation is being made by Elliott Management and the other Participants in this solicitation. Elliott Management is a Delaware limited partnership. The principal business of Elliott Management is to act as investment manager for Elliott Associates, L.P. (“Elliott Associates”) and Elliott International, L.P. (“Elliott International”). The Liverpool Limited Partnership (“Liverpool”) is a wholly-owned subsidiary of Elliott Associates.

Who Requested the Special Meeting?

Elliott Associates, Elliott International and Liverpool, shareholders of record of the Company that collectively hold more than 10% of the outstanding shares of Common Stock, together with Elliott Management, requested that the Company call the Special Meeting by delivering a request letter and associated materials to the Company on October 14, 2024. We requested that the Company hold the Special Meeting on December 10, 2024, and that the Company set a record date for the Special Meeting that is not fewer than 10 days, and not greater than 20 days, after we delivered the request for the Special Meeting.

What Proposals will be Voted on at the Special Meeting?

Shareholders will be able to vote on the three Proposals at the Special Meeting:

•	The Bylaw Restoration Proposal: To repeal each provision of, or amendment to, the Bylaws adopted by the Board without the approval of the shareholders of the Company after February 2, 2024 and up to and including the date of the Special Meeting.
•	The Removal Proposal: To remove the following members of the Board: Douglas H. Brooks, Eduardo F. Conrado, William H. Cunningham, Thomas W. Gilligan, David P. Hess, Gary C. Kelly, Elaine Mendoza and Jill A. Soltau, as well as any other person or persons elected or appointed to the Board without shareholder approval after September 26, 2024 and up to and including the date of the Special Meeting (other than any Nominee set forth below), effective immediately.
•	The Director Election Proposal: To elect the following Nominees to serve as directors of the Company: Michael Cawley, David Cush, Sarah Feinberg, Joshua Gotbaum, David Grissen, Robert Milton, Gregg Saretsky and Patricia Watson.

Who Are Elliott’s Nominees?

At the Special Meeting, we are seeking to remove eight of the Company’s current directors and replace them with our eight Nominees:

•	Michael Cawley – Former Deputy CEO, COO and CFO of Ryanair
•	David Cush – Former CEO of Virgin America

•	Sarah Feinberg – Former Transportation Regulator and Administrator of the Federal Railroad Administration
•	Joshua (Josh) Gotbaum – Seasoned Advisor to Companies and Labor Groups and Former Hawaiian Airlines Trustee
•	David (Dave) Grissen – Former Group President of Marriott International
•	Robert Milton – Former CEO of Air Canada and ACE Aviation Holdings and Former Chairman of United Airlines
•	Gregg Saretsky – Former CEO of WestJet
•	Patricia (Patty) Watson – Chief Information & Technology Officer at NCR Atleos

Who is Entitled to Vote at the Special Meeting and How Many Votes Do You Have?

The Company has set the close of business on _________, 2024 as the Record Date for determining the shareholders entitled to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on each of the proposals to be voted on.

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. Shareholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Shareholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such shares of Common Stock after the Record Date.

According to the Company’s proxy statement, as of the close of business on the Record Date, there were ____________ shares of Common Stock issued and outstanding. According to the Company’s proxy statement, there are no other securities of the Company outstanding and entitled to vote at the Special Meeting.

How Do Proxies Work?

Elliott is asking you to appoint _____________, and each of them, as your proxy holders to vote your shares of Common Stock at the Special Meeting. You make this appointment by voting the enclosed GOLD proxy card or by using one of the voting methods described below. Giving us your proxy means you authorize the proxy holders to vote your shares at the Special Meeting, according to the directions you provide. You may vote for the removal of all, some or none of each of the eight incumbent directors specified in the Removal Proposal. You may also vote for all, some or none of our eight director candidates. Whether or not you are able to attend the Special Meeting, you are urged to vote “FOR” each of the Proposals by following the instructions on the enclosed GOLD proxy card. All valid proxies received prior to the Special Meeting will be voted.

If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares of Common Stock will be voted in accordance with that specification and direction. If you return a signed GOLD proxy card and no direction is indicated, then the GOLD proxy card will be voted “FOR” the Bylaw Restoration Proposal, “FOR” the removal of each of the incumbent directors specified in the Removal Proposal, and “FOR” the election of each of the Nominees specified in the Director Election Proposal.

What is the Difference Between Holding Shares as a Shareholder of Record/Registered Shareholder and as a Beneficial Owner of Shares?

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, you are considered a “shareholder of record” or a “registered shareholder” of those shares. If your shares are held in an account at a bank, brokerage firm or other similar organization, then you are a beneficial owner of shares held in “street name.” In that case, you will receive the Company’s proxy materials from the bank, brokerage firm or other similar organization holding your account and, as a beneficial owner, you have the right to direct your bank, brokerage firm or similar organization as to how to vote the shares held in your account.

How Do You Attend the Special Meeting?

The Special Meeting is scheduled to be held on _____________, 2024, at _________. Please see the Company’s proxy statement for instructions on how to attend the Special Meeting.

What Is the Quorum Requirement for the Special Meeting?

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. A majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, present at the meeting or represented by proxy, will constitute a quorum at the Special Meeting. Shares that abstain from voting or withhold authority on any Proposal or that are represented by broker non-votes (as discussed below), will be treated as shares of Common Stock that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum is present.

What is the Effect of an “ABSTAIN” Vote?

Abstentions are considered to be present and entitled to vote with respect to each relevant proposal but are not considered “votes cast” on the Proposals. Votes from shareholders to “ABSTAIN” with respect to the Bylaw Restoration Proposal and the Removal Proposal will have the same effect as a vote “AGAINST” that Proposal. Votes from shareholder to “ABSTAIN” with respect to the Director Election Proposal will have no effect on the outcome of the outcome of that Proposal.

What is a Broker Non-Vote?

A “broker non-vote” occurs when a broker submits a proxy for the meeting with respect to a discretionary matter but does not vote on non-discretionary matters because the beneficial owner did not provide voting instructions on those matters. None of the matters to be voted on at the Special Meeting will be considered a discretionary matter under the New York Stock Exchange (“NYSE”) rules governing brokers’ discretionary authority; therefore, each Proposal will be considered to be “non-routine” and a broker that is subject to such rules will not have authority to vote shares held by a beneficial owner without receiving instructions from the beneficial owner regarding each of the Proposals. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the shareholder voting on these important matters.

What Vote is Required to Approve the Proposals?

Approval of the Proposals requires the following shareholder votes:

•	The Bylaw Restoration Proposal: Approval of the Bylaw Restoration Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date.

•	The Removal Proposal: Removal of an incumbent director requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date.
•	The Director Election Proposal: The election of a Nominee requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock outstanding on the Record Date, assuming a quorum is present, with “votes cast” meaning votes “FOR” or “AGAINST” the election of a Nominee; except that if the number of director nominees exceeds the number of directors to be elected, then Nominees will be elected by a plurality of the votes cast, meaning that the Nominees receiving the highest number of “FOR” votes will be elected.

What Should You Do in Order to Vote for the Proposals?

Your vote is important, no matter how many or how few shares of Common Stock you own. Elliott urges you to vote “FOR” each of the Proposals by following the instructions on the enclosed GOLD proxy card.

•	If your shares of Common Stock are registered in your own name, please vote (i) through the Internet at any time prior to __________ on __________, 2024 by following the instructions on the enclosed GOLD proxy card; (ii) by telephone from the United States, by calling __________ at any time prior to __________ on __________, 2024; or (iii) by signing and dating the enclosed GOLD proxy card and returning it to Elliott, c/o Okapi Partners LLC (“Okapi Partners”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to vote any proxy card you receive from the Company. If you vote the WHITE management proxy card, it will revoke any proxy card you may have previously sent to us, so please make certain that the latest dated proxy card you vote is the GOLD proxy card.

What Does it Mean if You Receive More Than One GOLD Proxy Card on or About the Same Time?

It generally means that you hold shares registered in more than one account. In order to vote all of your shares, please sign, date, and return each GOLD proxy card or, if you vote via the internet or telephone, vote once for each GOLD proxy card you receive.

How Do I Revoke a Proxy?

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will also constitute a revocation of any earlier proxy.

The revocation may be delivered either to Elliott in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement or to the Company at Southwest Airlines Co., Attn: Corporate Secretary, Legal Department, HDK-4GC, P.O. Box 36611, Dallas, Texas 75235 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Elliott in care of Okapi Partners at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock.

Additionally, Okapi Partners may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the approval of the Proposals.

Whom Should I Call If I Have Any Questions About the Solicitation?

Okapi Partners is assisting Elliott with its effort to solicit proxies. If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact:

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 629-6357

E-mail: info@okapipartners.com

Your vote is important, no matter how many or how few shares of Common Stock you own. Elliott urges you to vote “FOR” each of the Proposals by following the instructions on the enclosed GOLD proxy card.

BACKGROUND TO THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation.

•	On June 9, 2024, Elliott sent an email to Gary Kelly, Executive Chairman and former Chief Executive Officer of the Company, requesting a phone call for later that day. Mr. Kelly and Robert Jordan, the current Chief Executive Officer of the Company spoke with Elliott late that evening. On the call, Elliott shared that it had a significant investment in the Company based on its belief in the Company’s tremendous potential. However, Elliott believed that the Company’s outdated strategy and operational issues have resulted in meaningful underperformance, and changes at the Company would be necessary to address those issues. Elliott stated that it would be issuing certain public materials on June 10, 2024 calling for changes at the Company.

•	On June 10, 2024, Elliott issued a public letter to the Board and an accompanying presentation titled “Stronger Southwest”, communicating its views on Southwest’s disappointing performance and its recommendations to drive improved results at the Company, including enhancing the Board, upgrading leadership and undertaking a comprehensive business review.

•	Also on June 10, 2024, the Company issued a press release responding to Elliott’s letter and presentation. Although the Company stated its willingness to meet with Elliott, the Company asserted “[w]e are confident that Southwest Airlines has the right strategy, the right plan and the right team in place” and it is “confident in our CEO and Leadership Team's ability to fulfill our strategy to drive long-term value for all Shareholders.”

•	On June 19, 2024, Elliott met with Southwest’s representatives at the Company’s headquarters in Dallas, Texas, including Mr. Kelly, Mr. Jordan, William Cunningham (Lead Independent Director), Christopher Reynolds (a director), and Julia Landrum (Vice President Investor Relations). Elliott also had a separate meeting with Mr. Kelly, Mr. Cunningham and Mr. Reynolds. During these meetings, Elliott reiterated its view that the Company had severely underperformed and that the changes discussed in Elliott’s public letter and presentation are required to restore the Company’s industry-leading performance.

•	On June 26, 2024, the Company filed a Form 8-K with the SEC updating its second quarter financial guidance, including a substantial reduction to revenue guidance provided only two months earlier.

•	Also on June 26, 2024, Elliott issued a press release observing that the Company’s announcement represented its eighth guidance reduction in the last 18 months and reiterating the need for change in light of the Company’s unacceptable performance.

•	On July 2, 2024, Mr. Kelly and Mr. Cunningham called Elliott to request a meeting to discuss the Company’s plans for the future. Elliott responded that it would be happy to set up a meeting, and Mr. Kelly and Mr. Cunningham stated that their advisers would be reaching out. Mr. Kelly and Mr. Cunningham reiterated that the Board remained supportive of current management and that management changes would not be considered.

•	Later that day, Elliott joined a phone call with representatives of Bank of America and Morgan Stanley, acting as advisors to the Company. On the call, the Company’s advisors indicated that the Board was fully supportive of the current management team and that the Company would be announcing a series of initiatives in the coming weeks and months. Elliott stated its continued willingness to meet with the Company and its advisors, but expressed its firm conviction that leadership change would be necessary to restore the Company to industry-leading performance. After receiving that feedback from Elliott, Bank of America and Morgan Stanley did not follow up to schedule the meeting with the Company to which Elliott had agreed.

•	On July 3, 2024, the Company announced that the Board had adopted a defensive shareholder rights plan (typically referred to as a “poison pill”) on July 2, 2024, which the Company asserted was done in response to Elliott’s accumulation of a significant economic interest in the Company. The poison pill effectively prevents any shareholder from acquiring beneficial ownership of 12.5% or more of the Common Stock outstanding (subject to certain exceptions) by imposing significant dilution risk if a shareholder crosses that ownership threshold. The poison pill was adopted by the Board without shareholder approval, and the poison pill’s continuation was not made subject to shareholder approval. The poison pill expires on July 1, 2025.

•	On July 7, 2024, the Board expanded its size to 15 members and appointed Rakesh Gangwal as a member of the Board, effective immediately. In a press release issued by the Company on July 8, 2024, announcing Mr. Gangwal’s appointment to the Board, Mr. Gangwal immediately indicated his alignment with the Board and management’s status-quo plans, stating that he “look[ed] forward to supporting the Company’s strategic direction”.

•	On July 8, 2024, Elliott issued a public letter to the Board expressing concerns regarding the Board’s adoption of the poison pill and its appointment of a new already-aligned director in an effort to entrench its failed Board and management team. Elliott also shared supportive feedback from key constituents about the need for leadership change at the Company, and called out the risk that the Board would announce a package of short-term focused half-measures with the objective of further entrenching itself and avoiding more fundamental change. Elliott stated this would inevitably lead to worse performance over time.

•	On July 25, 2024, the Company reported its second quarter 2024 financial results, which included guidance for a year-over-year decrease in unit revenue and an 11% to 13% increase in unit costs excluding fuel in the third quarter. The Company also announced various new initiatives, including plans to assign seats, offer premium seating options, and introduce redeye flying.

•	Also on July 25, 2024, Elliott issued a press release commenting on the Company’s announcement of new initiatives, stating that the changes came “more than a decade late”, amounted to an admission that “four out of five customers’ preferences went unmet in recent years”, and showed that management “simply was not doing its job.” Elliott also reiterated the lack of credibility of the Company’s leadership with shareholders to execute on the announced initiatives.

•	On August 5, 2024, Mr. Kelly contacted Elliott to schedule a potential meeting. After discussions regarding timing, the Company and Elliott scheduled a meeting for September 9, 2024.

•	Also on August 5, 2024, Elliott filed an initial Schedule 13D with the SEC, disclosing beneficial ownership of approximately 7.0% of the outstanding shares of Common Stock, and a combined economic exposure in the Company of approximately 11.0% of the shares of Common Stock outstanding.

•	On August 13, 2024, Elliott issued a press release announcing its intent to nominate ten independent, highly qualified candidates for election to the Board and introducing the Nominees.

•	Also on August 13, 2024, Elliott filed an amendment to the Schedule 13D, disclosing beneficial ownership of approximately 8.2% of the outstanding shares of Common Stock and a combined economic exposure in the Company of approximately 11.0% of the shares of Common Stock outstanding.

•	On August 14, 2024, the Company issued a press release commenting on Elliott’s announcement of its intent to nominate the Nominees for election to the Board, and reiterating the Board’s confidence that the Company has the right leadership in place. Following Elliott’s announcement of its slate of Nominees, the Company and its representatives reached out to Elliott to request interviews with the Nominees. Elliott informed the Company that once Elliott and the Company are able to align on a framework to address Elliott’s concerns then it would be happy to make the Nominees available for interviews and noted Elliott’s interest in having a full discussion at the meeting scheduled for September 9, 2024. Notwithstanding Elliott’s response, the Company reached out to certain of the Nominees directly, and without Elliott’s consent, to request interviews, which requests were declined.

•	On August 26, 2024, Elliott issued an open letter to shareholders of the Company. In the letter, Elliott laid out its framework for change at Southwest and stated that it was eager to work with the Board on the urgent changes needed at the Company. However, Elliott expressed its concern with the Board’s public statements that discussion of the jobs of Mr. Jordan and Mr. Kelly, the central question of the Company’s leadership and the need for accountability for the Company’s years of underperformance, were off the table. Elliott noted that “so long as the jobs of Mr. Jordan and Mr. Kelly remain sacrosanct – and they remain empowered to make every critical decision at the Company without proper oversight from a Board that has failed for years to hold them accountable – it is preferable to give shareholders a direct say on the question of who should be leading Southwest.”

•	Also on August 26, 2024, Elliott filed an amendment to the Schedule 13D, disclosing beneficial ownership of approximately 9.7% of the outstanding shares of Common Stock, and a combined economic exposure in the Company of approximately 11.0% of the shares of Common Stock outstanding.

•	On September 3, 2024, Elliott filed a Form 3 reporting ownership of approximately 10.2% of the Common Stock outstanding.

•	On September 9, 2024, Elliott met with Southwest’s representatives, including Messrs. Kelly and Gangwal and Lisa Atherton (a director). At that meeting, the Company informed Elliott that it had determined to issue a press release the next day announcing, among other things, that six directors would retire from the Board in November 2024, Mr. Kelly would retire from the Board and his Executive Chairman position effective immediately after the 2025 Annual Meeting, and the Board would appoint four new directors to the Board. The Company also shared with Elliott a proposed settlement framework, which provided that the four new directors would be appointed effective upon the retirement of the departing directors in November 2024, and up to three of the new directors could be candidates from Elliott’s slate, subject to the parties entering into a settlement agreement including standstill, voting and non-disparagement provisions to be discussed. The Company requested feedback from Elliott on its proposed settlement framework, but made clear that the director resignations had already taken place and would need to be announced the following morning in accordance with the Company’s disclosure obligations. In effect, the Company presented Elliott with a “settlement” framework that had already been approved by the Board and would be announced exactly as approved without accounting for Elliott’s input on the key terms.

•	On September 10, 2024, the Company issued a press release and letter to shareholders announcing the director retirements and the Board’s intention to appoint new directors, as previewed with Elliott. In the letter, the Company also stated that the Board and leadership unanimously support Mr. Jordan as CEO.

•	Also on September 10, 2024, Elliott issued a press release commenting on the Company’s announcements. In the release, Elliott criticized the “unprecedented” and chaotic resignation of nearly half of Southwest’s Board and stated that “the need for thoughtful, deliberate change at Southwest remains urgent.”

•	On September 17, 2024, Elliott and the Company entered into a mutual confidentiality agreement to cover discussions between the parties in the lead-up to the Company’s previously announced investor day scheduled for September 26, 2024 (the “Investor Day”), expiring at the conclusion of the Investor Day.

•	On September 18, 2024, Elliott met at the Company’s headquarters in Dallas, Texas, with Southwest’s representatives, including Mr. Jordan, Andrew Watterson (Chief Operating Officer), Ryan Green (Chief Commercial Officer), Tammy Romo (Chief Financial Officer), Justin Jones (Executive Vice President Operations), Tony Roach (Chief Customer Officer), and Lauren Woods (Chief Information Officer). At the meeting, the Company presented the business plan that it intended to announce at the Investor Day.

•	On September 21, 2024, Elliott spoke with Mr. Kelly. Elliott informed the Company that the business plan it intended to announce at the Investor Day fell short of the Company’s potential, and did not address the central concern of Elliott and the Company’s other shareholders – the lack of credibility of the Company’s leadership to guide the Company through the execution of a new business plan. Regarding the Company’s proposed settlement framework, Elliott informed the Company that it believed more meaningful change to the Board would be necessary and proposed the appointment of eight new directors from Elliott’s slate, the acceleration of the retirement of Mr. Kelly and the announcement of an immediate CEO transition, with the reconstituted Board selecting an interim CEO and conducting a full search process for new leadership.

•	On September 22, 2024, Elliott spoke with Ms. Atherton and Mr. Gangwal and reiterated its views and settlement proposal shared with Mr. Kelly the day before. Ms. Atherton and Mr. Gangwal informed Elliott that the Company rejected Elliott’s settlement proposal, and did not provide a counter-proposal. Elliott also offered the opportunity for Ms. Atherton and Mr. Gangwal to meet with one of the Nominees to assess the skills and experience this nominee would bring to the Southwest Board, as the Company’s representatives had previously requested. Ms. Atherton and Mr. Gangwal rejected that offer as well.

•	On September 24, 2024, Elliott issued an open letter to shareholders of the Company. In the letter, Elliott informed shareholders of its intent to call a special meeting in the coming weeks and noted the urgency of leadership changes: “Given the reckless and chaotic actions that Southwest’s leaders keep taking in an attempt to preserve their own jobs – and the resulting risk to the Company and its constituents – the need for change is urgent.” The letter urged shareholders to work with their banks and brokers as soon as possible to ensure that they are able to vote all their Southwest shares at the Special Meeting.

•	Also on September 24, 2024, the Company issued a press release responding to Elliott’s letter, asserting that “CEO Bob Jordan is the right Leader to successfully execute the Company's robust strategy to transform the airline and deliver sustainable Shareholder value”, and “[a]ny Leadership change amid such a significant transformation would be detrimental to all Shareholders.”

•	Also on September 24, 2024, counsel to Elliott delivered a letter to counsel to the Company requesting that the Board confirm that it will set a record date for the Special Meeting that is not fewer than ten days, and not greater than twenty days, following Elliott’s delivery to the Company of formal notice of its request that the Company call the Special Meeting (the “Record Date Letter”).

•	On September 26, 2024, the Company held the Investor Day and announced a new business plan, including the previously announced addition of assigned seating and premium seating, and new 2027 financial targets.

•	Also on September 26, 2024, Elliott released a statement noting, “Without credible leadership that can execute, this plan – filled with long-dated promises of better performance – risks becoming the latest in Southwest’s long series of failed improvement initiatives.” Elliott’s statement indicated that “[w]e remain determined to call a special meeting at which shareholders’ voices can be heard.”

•	On September 27, 2024, counsel to the Company delivered a letter to counsel to Elliott confirming receipt of the Record Date Letter, but not providing the requested confirmations.

•	On October 6, 2024, Elliott had a call with Mr. Jordan and Jeff Novota (General Counsel), which focused on better understanding each side’s perspectives. At the conclusion of the call, Elliott and Mr. Jordan agreed to keep an open line of communication going forward.

•	On October 8, 2024, Elliott spoke with members of the Company’s management, including Messrs. Jordan, Watterson and Green, and Ms. Romo. On the call Elliott shared its perspectives regarding the Company and management’s plans announced at the Investor Day. On the call, Elliott stated that it shares the market’s apparent skepticism regarding the Company’s ability to execute these plans and confusion concerning certain of the figures presented in the Company’s plan.

•	On October 9, 2024, Mr. Milton, a Nominee, spoke with Mr. Kelly. Mr. Milton encouraged Mr. Kelly to reach out to Elliott to engage on a potential settlement ahead of Elliott calling the Special Meeting. Mr. Milton acknowledged that while he was not positioned to negotiate on behalf of Elliott, he relayed Elliott’s potential openness to a resolution in which a Board led by new independent directors with the confidence of stockholders would evaluate the Company’s leadership and hold them accountable. In view of Mr. Milton’s 20-year professional relationship with Mr. Kelly, Mr. Milton also said he would be willing to step in as Executive Chairman on a transitional basis until a permanent Chair could be identified.

•	Also on October 9, 2024, Elliott spoke with Mr. Kelly. Mr. Kelly again requested for the Company to interview Elliott’s Nominees, and Elliott reiterated to Mr. Kelly that it would be happy to arrange for the Nominees to be interviewed once Elliott and the Company are able to align on a comprehensive framework. Elliott also informed Mr. Kelly that Elliott would be prepared to engage in a conversation on meaningful Board changes as part of a potential settlement framework, and to enter into a mutual confidentiality agreement to cover discussions between the parties. Elliott did not receive a response from the Company through October 14, 2024.

•	On October 14, 2024, Elliott delivered to the Company a letter requesting that the Company call a special meeting of shareholders for the purpose of considering and voting upon the Proposals. Concurrently, Elliott delivered to the Company a notice of business proposals and director nominations, submitting the Proposals for shareholder consideration and nominating the Nominees for election at the Special Meeting. The notice reflected Elliott’s nomination of the eight Nominees for election to the Board.

•	Also on October 14, 2024, Elliott issued a press release announcing the delivery of the special meeting request and the nomination of the eight Nominees for election to the Board, and calling on the Company to confirm the date of the Special Meeting promptly without unnecessary delay.

•	Also on October 14, 2024, the Company issued a press release confirming receipt of Elliott’s request for a special meeting.

•	On October 15, 2024, Elliott filed this preliminary proxy statement for the Special Meeting with the SEC.

REASONS FOR THE SOLICITATION

Elliott holds an 11% economic interest in Southwest, making us one of the Company’s largest shareholders. We made this substantial investment because we strongly believe that with the right leadership and proper oversight, Southwest can reclaim its position as a top-performing airline.

Southwest Airlines is an iconic American company with a storied history. Southwest revolutionized the airline industry with its innovative business model when it began service in 1971 and grew into the largest domestic carrier with a brand beloved by customers and a culture that inspired employees.

Today, however, and for many years now under the current Board and leadership, Southwest has been delivering unacceptable financial performance and is failing shareholders, employees, and customers alike. Southwest, which once led the industry in profitability, is expected to barely generate an operating profit this year. Southwest’s share price has declined by more than 50% over three years1, dramatically underperforming its peers. Southwest stranded more than two million customers during the holidays in 2022 in a meltdown caused by its outdated technology systems, and the Company now admits that its current product offering is not aligned with the preferences of more than 80% of its current and prospective customers. Employees have suffered financially as well – they have seen profit-sharing payments and the value of employee-owned stock decline by more than a billion dollars, and they are losing faith in leadership’s ability to deliver a promising future for the airline.

The drivers of these problems are clear: decades of inaction by a management team and Board that took Southwest’s success for granted, compounded by avoidable execution missteps.

Following Elliott's public push for changes, Southwest's leadership responded with long-overdue strategic and corporate governance initiatives. While these actions signaled a recognition that change is necessary, they failed to address Southwest's core problem: the capability of long-tenured leadership to execute on a “transformational” shift in Southwest’s business given their track record of poor execution, and the Board’s unwillingness to hold management accountable for unacceptable performance. Why should shareholders have confidence that the same people responsible for Southwest’s years-long decline are now the right people to put the Company on a new path? And given the dynamic nature of the airline industry, how can shareholders be confident that the current Board and leadership will be able to continuously adapt Southwest’s strategy to meet changing customer preferences?

The need for accountability and competent oversight could not be more urgent. We are pursuing a special meeting because Southwest’s serious shortcomings in oversight and expertise cannot remain unaddressed for another seven months until the annual meeting, particularly as the management team is attempting to execute on “the most transformational plan we have ever had.”

Shareholders need a best-in-class Board of Directors in place – NOW – during this critical juncture for the future of Southwest.

The independent directors we have nominated bring industry-leading expertise – including experience leading similar transformations at other airlines – and the independence to hold the Company’s management accountable for delivering improved results. Time is of the essence to deliver these oversight changes – as we have seen again and again, a Board and management team without the requisite experience and accountability can substantially erode the Company’s value in a short period of time, and the cost of that failure will be borne by shareholders.

1 Represents the prior three years ending on 6/7/2024, the last trading day prior to the date Elliott launched its public campaign. Source: Bloomberg.

Since the launch of our campaign at Southwest, we have focused on these key initiatives aimed at restoring the Company to its rightful place as an industry leader:

1) Board: We believe that board transformation at Southwest must be comprehensive, strengthening the Board with accomplished leaders who bring relevant expertise in modernizing the airline. To this end, we have nominated a highly qualified slate of eight independent directors.

2) Leadership Accountability: Southwest’s leadership has delivered unsatisfactory results and has not been effectively overseen by the current Board. A world-class, independent Board with the right skills will be able to hold management accountable and ensure the successful execution of necessary operational and strategic changes.

3) Strategy and Operations: Southwest has recently introduced a range of strategic initiatives that have never been attempted by the current management team. For these efforts to succeed, leadership must fully leverage the expertise of a refreshed board, including that of our eight nominees—several of whom have successfully implemented similar business model changes at other airlines. Additionally, the Investor Day plan announced by Southwest lacks critical details and risks falling short of the Company’s full potential. We believe it is imperative that a highly credible, independent board be in place to evaluate the Company’s strategy and operations and enable the Company to fully capitalize on this pivotal moment.

Shareholders have waited far too long for Southwest’s issues to be addressed and cannot afford another series of broken promises and failed initiatives. Southwest’s Board and management team are now asking for support to execute on multiple transformational initiatives. However, this same team has repeatedly failed to execute on improvement initiatives in the recent past: promises to increase operating income by $2.5 billion to $3.0 billion over the last three years have instead resulted in billions of dollars of long-term profitability declines. Despite management’s latest long-dated promises to improve profitability, shareholders are faced with the sobering reality that current leadership has delivered poor financial performance and has driven Southwest into retreat in key markets.

FINANCIAL PERFORMANCE HAS BEEN UNACCEPTABLE UNDER THE CURRENT MANAGEMENT AND BOARD

In the three years prior to Elliott launching its campaign, Southwest’s stock declined by more than 50% and was trading in line with the levels it reached in March 2020, during the depths of the COVID-related travel shutdowns. Southwest was on-pace to have its fifth consecutive year of negative shareholder returns.2

2 As of the close of business on 6/07/2024, the last trading day prior to the date Elliott launched its public campaign. Source: Bloomberg.

This share-price underperformance has been driven by extremely poor financial performance – from 2018 to 2023, Southwest’s unit costs increased the most among peers, while its unit revenue increased the least among peers. EBIT margins compressed by 1,100 basis points during that period.

Despite clear feedback that this performance was unacceptable – including 16 downgrades from research analysts, stock underperformance on 17 of 20 recent earnings events3 and direct communication from investors calling for change – management and the Board failed to acknowledge this reality and take action. Management assessed that the Company had a “great 2023” and said they were “extremely proud of our progress and accomplishments.”

MANAGEMENT AND THE BOARD HAVE LOST CREDIBILITY WITH KEY CONSTITUENTS

Since launching our campaign on June 10, we have engaged with Southwest’s shareholders and labor groups, both of whom expressed deep frustration over leadership’s failure to address the Company’s declining performance and concerns about the capability of the current Board and management team to deliver a brighter future for Southwest. In an independent third-party survey of the airline industry, shareholders rated Southwest as the worst-performing major U.S. airline across all key categories.4

3 As of 6/10/2024, the date Elliott launched its public campaign.

4 An independent third party shareholder survey firm canvassed both Southwest’s shareholders and other airline investors to understand sentiment on Southwest and its peers.

Our extensive dialogue with leaders from several of Southwest’s labor groups has also revealed a profound lack of confidence in leadership among the frontline workers.

“There’s a reason Elliott and the FAA are here at the same time. And yet, nobody in Dallas can admit that those tasked with fixing the problem are the ones who created it. We need bold leaders who have the creativity and insight to reexamine a corporate culture that has stagnated for years.” - Southwest Airlines Pilots Association, 8/12/2024

“It is simply amazing that the airline with the strongest network in the history of our industry is now retreating in a major market because this management group has failed to evolve and innovate.” - Southwest Airlines Pilots Association, 9/25/2024

“It speaks volumes when the best Chiefs in our system don’t step up for jobs in Dallas, and the incestuous group of Dallas good ol’ boys occupy seats that never seem to produce the one thing we truly need: results.” - Southwest Airlines Pilots Association, 9/16/20245

Without best-in-class perspectives on the Board to guide this “transformation,” an open-minded evaluation of management’s capability to deliver on this latest plan, and the accountability to ensure targets are achieved, Southwest risks yet another failure at this critical juncture for the future of the Company.

ELLIOTT HAS PROPOSED EIGHT HIGHLY QUALIFIED INDEPENDENT DIRECTORS TO DELIVER A BRIGHER FUTURE

We have nominated eight highly-qualified independent directors who bring significant expertise and deep experience to the Board. Once elected, these individuals will collaborate with the remaining Board members to guide the execution of a plan to restore Southwest’s best-in-class performance, hold the current leadership team accountable and assess new strategic and operational opportunities. The Nominees were chosen through a rigorous, months-long global search to identify individuals with the ideal blend of skills and backgrounds to address Southwest’s current challenges and unlock the Company's full potential.

The full biographies of the Nominees follow:

Michael Cawley

Former Deputy CEO, COO and CFO of Ryanair

A longtime senior executive at Ryanair, Michael Cawley has decades of experience at the world’s most successful low-cost carrier. Cawley has a broad range of expertise from his 17-year executive career at Ryanair, having served as Deputy CEO, Chief Operating Officer, CFO and Commercial Director. During Cawley’s tenure as an executive at Ryanair, the company grew from serving less than 3 million passengers to 82 million passengers annually and delivered a more than 2,700% total shareholder return. Cawley recently retired from the Board of Ryanair, where he guided the company to achieve an additional 155% total shareholder return after his tenure as an executive. Cawley played an integral role in creating and growing one of the world’s most successful airlines with a cost-focused culture that serves as a benchmark for low-cost carriers globally. Cawley’s extensive experience in the airline industry, developed over nearly three decades of leadership at Ryanair, would make him a valuable addition to the Southwest Board as it seeks to improve performance.

5 Emphases added.

David Cush

Former CEO of Virgin America

David Cush brings 30 years of aviation experience, including nine years as CEO of Virgin America and two decades of experience at American Airlines in various operational, sales and network planning roles. Under Cush’s leadership, Virgin America delivered an exceptional customer experience that resulted in the company winning “Best U.S. Airline” in Conde Nast Traveler’s readers’ choice awards for nine consecutive years and the top position in Consumer Reports’ airline customer satisfaction rankings. Cush joined Virgin America as CEO just after the airline’s inaugural flight, and led the airline through the turmoil of the financial crisis and a subsequent period of rapid growth. Cush led Virgin America to realize its first annual profit, oversaw its successful initial public offering and ultimately negotiated the airline’s acquisition by Alaska Airlines. Cush’s leadership delivered a 148% total shareholder return over Virgin America’s two years as a publicly traded company. After the sale of Virgin America, Cush served as interim CEO and subsequently CEO of Service King Paint & Body, a Blackstone and Carlyle-owned collision repair business. As a former airline CEO with a demonstrated track record of fostering a strong employee culture and best-in-class customer service, Cush would bring deep experience to Southwest’s effort to build upon the Company’s core cultural strengths while evolving and modernizing the strategy.

Sarah Feinberg

Former Transportation Regulator and Administrator of the Federal Railroad Administration

Sarah Feinberg is an experienced transportation regulator who formerly served as Administrator of the Federal Railroad Administration, Chief of Staff to the U.S. Secretary of Transportation and Interim President of the New York City Transit Authority. As Administrator of the Federal Railroad Administration, the railroad safety regulator within the Department of Transportation, Feinberg focused on enhancing the safety of the rail network after a series of accidents. During her tenure, Feinberg became known for her aggressive enforcement of safety regulations and promotion of investments to improve the safety of the rail system. As Chief of Staff to the U.S. Secretary of Transportation, Feinberg oversaw and advised on a broad range of initiatives across the aviation and broader transportation sector. Feinberg would bring experience crucial to the Southwest Board’s foremost mission of ensuring the safety of the Company’s employees and customers.

Hon. Joshua “Josh” Gotbaum

Seasoned Advisor to Companies and Labor Groups and Former Hawaiian Airlines Trustee

Josh Gotbaum has decades of experience as an advisor to both airline management teams and labor. As an investment banker at Lazard, Gotbaum advised in transactions involving both US carriers and foreign flag carriers. At Hawaiian Airlines, Gotbaum led and managed the airline’s successful emergence from chapter 11 with Hawaiian achieving both the highest operating margin and best on-time performance of the U.S. carriers, which permitted a full recovery for Hawaiian’s creditors, new employee contracts with pay and benefits comparable to or better than peers and a nearly 600% total return for shareholders over his tenure. He went on to serve as the Director of the Pension Benefit Guarantee Corporation, where he helped American Airlines preserve its pensions. In prior US government service, Gotbaum had presidential appointments in the White House Office of Management & Budget, the Department of Treasury and the Department of Defense. As an Operating Partner at Blue Wolf Capital, he was involved in several successful business transformations. In 2023, Gotbaum was nominated to serve on the Board of Starbucks by a coalition of labor unions as part of a successful effort to show the connection between good union relationships and shareholder value. Gotbaum previously served on the Boards of PulteGroup, TD Bank, N.A., Thornburg Investment Management and Safety-Kleen Systems. As he did at Hawaiian Airlines, Gotbaum intends to work to ensure the Company’s unique employee culture is preserved and its unions are engaged as Southwest implements strategic and operational improvements.

David “Dave” Grissen

Former Group President of Marriott International

Dave Grissen is the former Group President of Marriott International. As Group President, Grissen led all functions for Marriott’s brands in the Americas and for the Ritz Carlton and EDITION brands globally, including strategy, revenue management, sales and marketing, operations, food and beverage, technology, development and human resources. Grissen managed hotels representing approximately two-thirds of Marriott’s fee revenue, a workforce of 160,000 people and a successful growth strategy that resulted in Marriott’s Americas organization nearly doubling from 2,928 hotels to 5,640 hotels plus 1,800 pipeline hotels under his leadership. Grissen’s extensive experience leading a large hospitality franchise, growing a storied brand and delivering top-tier results would be valuable to the Southwest Board. Grissen also currently serves as the Chairman of Regis and is on the Board of Chatham Lodging Trust.

Robert Milton

Former CEO of Air Canada and ACE Aviation Holdings and Former Chairman of United Airlines

Robert Milton brings more than 40 years of experience in the aviation industry, including a total of 13 years as CEO of Air Canada and its holding company ACE Aviation and two years as Chairman of United Airlines. After taking over as CEO of Air Canada amid a challenging operating environment and struggling financial performance, Milton successfully repositioned the airline for long-term success and delivered substantial value creation. As Chairman of United Airlines, Milton oversaw the initiation of the airline’s repositioning and turnaround. Milton’s deep airline turnaround experience and track record of shareholder value creation in the airline industry would enable him to provide valuable guidance to a new management team as it develops a strategy to restore Southwest’s industry-leading position. Milton is a current director of Air Lease Corporation and has previously served as a director at US Airways, AirAsia, TAP Air Portugal, Cathay Pacific Airways and Breeze Airways.

Gregg Saretsky

Former CEO of WestJet

Gregg Saretsky brings significant leadership experience and industry knowledge with a nearly 40-year career in aviation, including having served as CEO of WestJet for eight years. At WestJet, Saretsky led the evolution of the airline from providing a one-dimensional product offering to having a modern commercial strategy, generating a total shareholder return of more than 100% during his tenure as CEO. Prior to WestJet, Saretsky served in a number of senior-level commercial and operational roles at Alaska Airlines, including Executive Vice President of Flight Operations & Marketing. Saretsky’s extensive industry knowledge and learnings from driving transformational change would be valuable to the Southwest Board in guiding and overseeing strategic changes at the Company. Saretsky is also a current director of IndiGo and RECARO Aircraft Seating.

Patricia “Patty” Watson

CIO and CTO of NCR Atleos

Patty Watson is an experienced technology executive with a track record of developing modernization plans and overseeing IT transformations at large, complex financial services and transportation/logistics companies. Watson is currently Executive Vice President and Chief Information & Technology Officer at NCR Atleos. Over the course of her career, she has also served as Executive Vice President and Chief Information Officer of NCR, Total Systems Services and The Brink’s Company, the President of Cloud Collaboration at Intrado and in various senior technology roles at Bank of America. Watson is a Director at Rockwell Automation, and previously served on the Boards of USAA Federal Savings Bank and Texas Capital Bancshares. Prior to her corporate career, Watson served in the U.S. Air Force as a contracting and acquisition officer, delivering aircraft technology systems, and as a director of operations. Watson’s extensive experience in developing and executing on complex IT transformations to enable business strategy and growth will be valuable to the reconstituted Board’s task of modernizing Southwest’s outdated technology infrastructure. As the spouse of a captain who has flown for Southwest for 24 years, Watson recognizes the importance of preserving Southwest’s culture while modernizing the Company’s operations and strategy to facilitate its long-term financial success and provide a rewarding career opportunity for its employees.

PROPOSAL NO. 1 – BYLAW RESTORATION PROPOSAL

The Bylaw Restoration Proposal seeks to restore the Bylaws to the form filed with the SEC on February 2, 2024, to the extent that the Bylaws are amended by the Board without shareholder approval through the date of the Special Meeting. Approval of the Bylaw Restoration Proposal would have the effect of repealing any such amendments by the current Board to the Bylaws. We believe the Bylaw Restoration Proposal is necessary to ensure that shareholders will be able to take action at the Special Meeting without modification of their rights in a manner that impedes the effectiveness of the other Proposals or otherwise contravenes the will of shareholders. We are not currently aware of any specific Bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

The following is the text of the Bylaw Restoration Proposal:

“RESOLVED, that each provision of, or amendment to, the Bylaws adopted by the Board without the approval of the shareholders of the Company after February 2, 2024 (the date of the most recent publicly disclosed amendment to the Bylaws) and prior to the approval of this resolution be, and they hereby are, repealed, effective as of the time this resolution is approved by the shareholders of the Company.”

Approval of the Bylaw Restoration Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date. Abstentions and broker non-votes will therefore have the same effect as a vote “AGAINST” the Bylaw Restoration Proposal.

WE STRONGLY URGE YOU TO VOTE “FOR” THE BYLAW RESTORATION PROPOSAL ON THE ENCLOSED GOLD PROXY CARD

PROPOSAL NO. 2 – REMOVAL PROPOSAL

The Board currently consists of 16 directors. Through the Removal Proposal and the Director Election Proposal, at the Special Meeting we are seeking to remove eight incumbent directors (including three directors who the Company announced intend to step down from the Board in November 2024) and elect eight highly qualified Nominees with the ideal blend of skills and backgrounds to address Southwest’s current challenges and unlock the Company’s full potential. The Director Election Proposal and the experience and qualifications of the Nominees are discussed in detail in “Proposal No. 3 – Director Election Proposal” below.

In particular, we are seeking to remove the following directors: Douglas H. Brooks, Eduardo F. Conrado, William H. Cunningham, Thomas W. Gilligan, David P. Hess, Gary C. Kelly, Elaine Mendoza and Jill A. Soltau.

These directors have stood behind the Company’s existing leadership team and plans during the course of our engagement with the Company, and have approved the Company’s poison pill and other actions that appear designed to entrench the Board and management and avoid more fundamental change. We believe these directors should be held responsible for the Company’s years of deteriorating performance and the lack of accountability for management. We also believe that these directors have demonstrated a lack of relevant experience needed to restore the Company to best-in-class performance.

The Company has announced that six directors intend to step down from the Board effective immediately following the regularly scheduled fourth quarter Board meeting (scheduled for November 21, 2024). Three of those directors are included in the Removal Proposal in case they do not follow through with their stated intention to leave the Board. Additionally, the Company announced that the Board intends to appoint three new directors to the Board. We believe that the appointment of new directors by the incumbent Board in advance of the Special Meeting would constitute unlawful manipulation of the Company’s corporate machinery. If Elliott learns of the appointment of any new directors to the Board after September 26, 2024, and a reasonable time before the Special Meeting, Elliott intends to supplement this Proxy Statement and the enclosed proxy card to provide shareholders with an opportunity to vote by proxy directly on the removal of such new director(s).

The following is the text of the Removal Proposal:

“RESOLVED, that Douglas H. Brooks, Eduardo F. Conrado, William H. Cunningham, Thomas W. Gilligan, David P. Hess, Gary C. Kelly, Elaine Mendoza and Jill A. Soltau, as well as any other person or persons elected or appointed to the Board without shareholder approval after September 26, 2024 and up to and including the date of the Special Meeting (other than any Nominee set forth herein), be and hereby are removed from office as directors of the Company, effective immediately.”

Removal of an incumbent director requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date. Abstentions and broker non-votes will therefore have the same effect as a vote “AGAINST” the Removal Proposal.

WE STRONGLY URGE YOU TO VOTE “FOR” THE REMOVAL PROPOSAL ON THE ENCLOSED GOLD PROXY CARD

PROPOSAL NO. 3 – DIRECTOR ELECTION PROPOSAL

The Board currently consists of 16 directors. Through the Removal Proposal and the Director Election Proposal, at the Special Meeting we are seeking to remove eight incumbent directors (including three directors who the Company announced intend to step down from the Board in November 2024) and elect eight highly qualified Nominees with the ideal blend of skills and backgrounds to address Southwest’s current challenges and unlock the Company’s full potential.

The following is the text of the Director Election Proposal:

“RESOLVED, that the shareholders of the Company hereby elect the following individuals to serve as directors of the Company: Michael Cawley, David C. Cush, Sarah E. Feinberg, Joshua Gotbaum, David J. Grissen, Robert A. Milton, Gregg A. Saretsky and Patricia A. Watson (individually, a “Nominee” and, collectively, the “Nominees”).”

Set forth below are the names, ages, business addresses and business experience for the past five years and certain other information furnished to Elliott by the Nominees, as well as a discussion of the specific experience, qualifications, attributes or skills that led to Elliott’s conclusion that each Nominee should serve as a director for the Company.

The Nominees are independent of Elliott and have not made any commitment to us as to actions they will take if elected as directors of the Company. However, we believe that the Nominees are highly qualified and, if elected, would undertake a thorough review of Southwest’s strategy and operations, and objectively and pragmatically evaluate additional opportunities to improve the business.

We are not aware of any existing vacancies on the Board, nor are we aware of any intention by the Board to have any vacancies on the Board as of the Special Meeting, other than any vacancies that may be created by the removal of existing directors through approval of the Removal Proposal. Although the Company has announced that six directors intend to resign from the Board in November 2024, the Board decreased the size of the Board to ten members effective upon the effectiveness of those resignations, such that there will be no vacancies following those resignations. Accordingly, the election of the Nominees is subject to the removal of a corresponding number of directors from the Board through approval of the Removal Proposal. The Removal Proposal is discussed in detail in “Proposal No. 2 – Removal Proposal” above. Additionally, the number of directors that may be removed from the Board through the Removal Proposal, and accordingly the number of vacancies on the Board that may be filled by the Nominees through the Director Election Proposal, will depend on the number of directors serving on the Board at the time of the Special Meeting, including whether six directors step down from the Board in November 2024 and whether the Board appoints three new directors to the Board, consistent with the Company’s prior announcements. Under certain circumstances, the Nominees elected through the Director Election Proposal may constitute a majority of the Board.

Michael Cawley Age: 70 Creeslough House Upper Kindlestown Delgany Co. Wicklow Ireland A63T0X6

Michael Cawley currently serves as a director on the board of Hostelworld Group plc (“Hostelworld”) (LSE: HSW), an online travel agency specializing in the hostel market, since October 2015 and as Chairman since December 2017. Mr. Cawley has announced that he plans to retire from the board of Hostelworld in October 2024. Most recently, Mr. Cawley served for 17 years in roles of increasing seniority at Ryanair Holdings plc. (“Ryanair”) (LSE: RYA; Euronext Dublin: RY4A; NASDAQ: RYAAY), an international airline carrier, from 1997 to 2014, including as Chief Financial Officer from 1997 to 2002 and Deputy Chief Executive Officer and Chief Operating Officer from 2003 to 2014. Prior to that, Mr. Cawley served as Finance Director for Gowan Group Ltd., a diversified Irish holding company focusing on the motor distribution and electrical and kitchen retail channels, among others, from 1993 to 1997 and Mr. Cawley served as Managing Director and Financial Controller of Athlone Extrusions Ltd., a manufacturer of plastic sheeting, aluminum composite materials and lightweight foamboards, from 1986 to 1993. Previously, Mr. Cawley served on the board of directors of Ryanair, from September 2014 to July 2024, Kingspan Group plc (LSE: 0KGP), a building materials company, from May 2014 until April 2023, Flybondi Limited, an international airline carrier, from March 2017 to April 2020, and Paddy Power Betfair plc, a sports betting and gaming company, from July 2013 until it was acquired in February 2016 by Flutter Entertainment plc, (NYSE: FLUT), an international sports betting and gaming company, where he continued to serve as director until April 2022. Mr. Cawley earned a B.Comm. from the University of College Cork in Ireland. Additionally, Mr. Cawley is a fellow of the Institute of Chartered Accountants in Ireland.

We believe that Mr. Cawley’s extensive airline industry experience, along with his considerable public company board and corporate governance experience, will make him a valuable addition to the Board.

David Cush Age: 64 100 Commons Road, Suite 7 Box 325 Dripping Springs, Texas 78620

David Cush currently serves as a member of the board of directors of Vive Collision, an auto collision repair platform and portfolio company of Greenbriar Equity Group, L.P., a private equity firm, since January 2024. Previously, Mr. Cush served as Chief Executive Officer of Service King Collision Repair Centers, Inc., a national operator of auto body collision repair facilities, from July 2018 to July 2022. Prior to that, Mr. Cush served as President, Chief Executive Officer and as a Director of Virgin America Inc. (formerly NASDAQ: VA), an U.S. airline carrier formerly headquartered in San Francisco, from 2007 until its acquisition by Alaska Air Group in 2016. Earlier in his career, Mr. Cush served for over 20 years in various roles of increasing responsibility at American Airlines Group Inc. (NASDAQ: AAL) (“American Airlines”), a global airline carrier, including as Vice President of International Planning & Alliances from 2000 to 2003, Vice President of the St. Louis Hub from 2003 to 2004 and as Senior Vice President of Global Sales from 2004 to 2007, where he was responsible for worldwide sales activity. Mr. Cush also served as Chief Operating Officer of Aerolíneas Argentinas S.A., the national airline carrier of Argentina, from 1998 to 2000. Additionally, Mr. Cush served on the board of directors of Vought Aircraft Industries, Inc., a supplier of aerostructures, from 2007 to 2010. Mr. Cush earned a B.S. and MBA from Southern Methodist University.

We believe that Mr. Cush’s extensive experience in the airline industry coupled with his executive and governance expertise, would make him a valuable addition to the Board.

Sarah Feinberg Age: 47 438 East 12th Street, Apt. 5D New York, New York 10009

Sarah E. Feinberg currently serves as the Founder of Feinberg Strategies, LLC (“Feinberg Strategies”), a strategic business consulting practice focused on the tech and transportation sectors, since 2017. Previously, Ms. Feinberg served as the Interim President and Chief Executive Officer of the New York City Transit Authority, the public transportation operator in New York City, from February 2020 to July 2021. Prior to her service at the New York City Transit Authority, Feinberg served as Chair of the Transit Committee for the board of the Metropolitan Transportation Authority, from February 2019 to February 2020. Previously, Ms. Feinberg served as Administrator of the Federal Railroad Administration, the safety regulatory agency for the US rail industry, from 2015 to 2017. Ms. Feinberg also served as Chief of Staff to the U.S. Secretary of Transportation within the U.S. Department of Transportation, a department within the U.S. federal government, from 2013 to 2015; as Director of Policy and Crisis Communications at Meta Platforms, Inc. (NASDAQ: META), a social media and technology company, from 2011 to 2013; as Global Communications Director at Bloomberg L.P., a global financial, data, and media company, from 2010 to 2011; and as a Special Assistant to the President and Senior Advisor to the White House Chief of Staff during the Obama Administration from 2009 to 2010. Earlier in her career, Ms. Feinberg served in various roles in the U.S. House of Representatives and U.S. Senate from 1999 to 2009. Ms. Feinberg currently serves on the board of Rand Logistics, Inc., a marine transportation service provider operating in the Great Lakes, since January 2023. Previously, she served on the board of directors of the Metropolitan Transportation Authority, a public transportation operator throughout the New York City metropolitan area, from February 2019 to February 2020 and the National Railroad Passenger Corporation (d/b/a Amtrak), the national passenger railroad company of the United States of America, from 2015 to 2017. Ms. Feinberg earned a B.A. from Washington and Lee University.

We believe that Ms. Feinberg’s experience in the transportation and governmental sectors, coupled with her extensive leadership and communications background, would make her a valuable addition to the Board.

Joshua Gotbaum Age: 73 4139 Parkglen Court NW Washington, DC 20007

Joshua Gotbaum currently serves as a Trustee and Director of the Commonwealth of Puerto Rico Plan of Adjustment Pension Reserve Trust, a government investment fund, since June 2022; as Chair of the Board of the Maryland Small Business Retirement Savings Program, Inc., a workplace savings program, since September 2016; as Chair of the U.S. Executive Committee of the British-American Project, a fellowship of individuals that promote the relationship between The United Kingdom and The United States of America, since December 2023; and as a Scholar in Residence of the Economic Studies Program at the Brookings Institution, a research organization, since October 2014. Previously, Mr. Gotbaum served as the Director of the U.S. Pension Benefit Guaranty Corporation, a U.S. federally chartered corporation that insures pension plans, from 2010 to 2014. Mr. Gotbaum served as an Operating Partner at Blue Wolf Capital Partners, LLC, a private investment firm, from 2006 to 2010, where he also served as a consultant from October 2017 to April 2018 and from July 2021 to December 2022. Prior to that, Mr. Gotbaum was a Co-Founder and Chairman of Spotlight Analysis LLC, a political consulting firm, from 2006 to 2009; he served as the Chapter 11 Trustee of Hawaiian Airlines, Inc. (NASDAQ: HA), a U.S. air carrier, from 2003 to 2005; and served as Chief Executive Officer of The September 11th Fund, a $500+ million charity, from 2001 to 2002. Mr. Gotbaum served in various positions in the U.S. government, including as Assistant Secretary for Economic Security at the U.S. Department of Defense, a federal government agency, from 1994 to 1995, as Assistant Secretary for Economic Policy at the U.S. Department of Treasury, the national treasury and finance department of the United States of America, from 1995 to 1997, and as Executive Associate Director & Controller at the U.S. Office of Management and Budget, a federal government agency, from 1997 to 2001. Earlier in his career, Mr. Gotbaum served as Partner and Managing Director of Lazard Inc. (NYSE: LAZ) (formerly Lazard Freres & Co.), a financial services firm, from 1981 to 1994; his clients included British Airways, Air France, Eastern Air Lines, Braniff, and PanAm, as well as the Air Line Pilots Association. Mr. Gotbaum has on multiple occasions served as an independent member of boards of directors recruited to improve corporate governance; these include Thornburg Investment Management, Inc., a global asset management firm, from June 2019 to February 2024; PulteGroup, Inc. (NYSE: PHM), a residential home-construction company, from 2016 to 2018; TD Bank, N.A., a federally-chartered U.S. bank and subsidiary of Toronto Dominion Bank (NYSE: TD), from 2009 to 2010; and Safety-Kleen, Inc. (formerly, NYSE: SK), a leading provider of parts-cleaning services, from 2003 to 2006. Mr. Gotbaum earned an A.B. from Stanford University, an M.P.P. from The John F. Kennedy School of Government at Harvard University and a J.D. from Harvard Law School.

We believe that Mr. Gotbaum’s extensive airline and other public and private sector leadership experience, coupled with his expertise in executing operational turnarounds and labor experience, make him well qualified to serve on the Board.

David Grissen Age: 67 174 N Albemarle Street McLean, Virginia 22101

David Grissen currently serves as Chairman of the board of directors of Regis Corporation (NASDAQ: RGS), an American franchisor and owner of hair care salons, since November 2021, where he also serves as a member of the Audit Committee and Nominating and Corporate Governance Committee and where he has served as a director since 2013. Previously, Mr. Grissen served in various positions throughout his 36-year career at Marriott International, Inc. (NASDAQ: MAR), a global operator, franchisor, and licensor of hotel, residential, and timeshare properties, from 1986 to 2021, and culminating with his service as Group President, Americas, from 2012 to April 2021. Additionally, Mr. Grissen has served as a trustee of the board of Chatham Lodging Trust (NYSE: CLDT), a real estate investment trust focused on investing in upscale, extended-stay hotels and premium-branded, select-service hotels, since August 2021, and he has served as a member of the board of directors of WaterWalk International and Consolidated Holdings, Inc., a hospitality brand associated with Wyndham Hotels & Resorts, Inc. (NYSE: WH), since March 2022. Mr. Grissen also served on the board of Greenwood Racing, Inc, a casino, on-line betting and thoroughbred racing company based in Pennsylvania, from April 2021 to September 2023. Previously, Mr. Grissen served as a member of the board of directors of Good Times Restaurants Inc. (NASDAQ: GTIM), an owner, operator, and franchisor of quick service restaurant chains, from 2005 to 2010. Mr. Grissen earned a B.A. from Michigan State University and an M.B.A. from Loyola University Chicago.

We believe that Mr. Grissen’s considerable leadership experience in the hospitality industry, combined with his extensive public company board experience, would make him a valuable addition to the Board.

Robert Milton Age: 64 c/o RAM787, LLC 1317 Edgewater Dr., #722 Orlando, Florida 32804

Robert Milton has served as Lead Director of Air Lease Corporation (NYSE: AL), an aircraft leasing company, since April 2010. Previously, Mr. Milton served as Chairman and Chief Executive Officer of ACE Aviation Holdings Inc. (TSX: ACE), a Canadian holding company and the former parent company of Air Canada, from 2004 to 2012, and where he also served as President from 2004 to 2011. Mr. Milton served for 15 years in various roles of increasing responsibility at Air Canada, an international airline and the largest airline in Canada, including Chairman from 1999 to 2007, President and Chief Executive Officer, from 1999 to 2004, Chief Operating Officer from 1996 to 1999, Senior VP of Marketing and In-Flight Services from 1995 to 1996, and VP of Scheduling and Product Management from 1993 to 1995. Previously, Mr. Milton served as a member of the board of directors of Breeze Aviation Group, Inc., a U.S. airline carrier headquartered in Utah, from June 2020 to August 2024; Cathay Pacific Airways Limited (HKSE: 0293.HK), an airline company based in Hong Kong, from May 2019 to May 2022; and United Airlines Holdings, Inc. (NASDAQ: UAL), a U.S. based international airline carrier headquartered in Illinois, from April 2016 to April 2018. Mr. Milton is a trustee of the Georgia Tech Foundation, a Director (Emeritus) of the Smithsonian Air and Space Museum and served as Chair of the International Air Transport Association’s Board of Governors from 2005 to 2006. Mr. Milton received his B.S. in Industrial Management from the Georgia Institute of Technology.

We believe that Mr. Milton’s extensive airline industry knowledge and experience, along with his considerable public company board experience, will make him a valuable addition to the Board.

Gregg Saretsky Age: 63 2925 165th Avenue SE Bellevue, Washington 98008

Gregg Saretsky currently serves as a member of the board of directors of InterGlobe Aviation Limited (NSE: INDIGO), India’s largest airline and low-cost carrier, since October 2020. From 2010 to 2018, Mr. Saretsky served as President and Chief Executive Officer of WestJet Airlines Ltd. (TSX: WJA) (“WestJet”), an international airline that was subsequently acquired by Onex Corporation, a private equity firm. Mr. Saretsky joined WestJet’s vacations division in 2009 and served as Executive Vice President of Operations at WestJet from 2009 to 2010. Prior to that, Mr. Saretsky served in various positions at Alaska Air Group, Inc. (NYSE: ALK), a U.S.-based airline and airline holding company, where he served as Executive Vice President of Flight Operations and Marketing from 2007 to 2008, Executive Vice President of Marketing and Planning from 2002 to 2007, Senior Vice President of Marketing and Planning from 2000 to 2002, and Vice President of Marketing and Planning from 1998 to 2000. Prior to that, Mr. Saretsky served in various executive roles at Canadian Airlines International Ltd., an international airline, from 1985 to 1997, prior to its acquisition by Air Canada in 1999. Previously, Mr. Saretsky served as a member of the board of directors of Sabre Corporation (NASDAQ: SABR), a software and technology company for the travel industry, from June 2020 until August 2024, and as Chairman of the board of directors of Fort McMurray Wood Buffalo Economic Development & Tourism, an organization focused on regional economic growth and tourism, from August 2018 to May 2024. Additionally, Mr. Saretsky has served on the advisory board of RECARO Holding GmbH, a German Industrial Company, since October 2018. Mr. Saretsky earned a B.Sc. and an M.B.A. from the University of British Columbia.

We believe that Mr. Saretsky’s executive level experience coupled with his deep airline industry experience and strong background in strategy and planning, would make him a valuable addition to the Board.

Patricia Watson Age: 58 3201 Dallas Parkway Frisco, Texas 75034

Patricia Watson currently serves as Executive Vice President and Chief Information & Technology Officer of NCR Atleos Corporation (NYSE: NATL) (“NCR Atleos”), a financial technology company, since October 2023. Prior to that, Ms. Watson served as Chief Information Officer of NCR Corporation (n/k/a NCR Voyix Corporation (NYSE: VYX)), a commerce technology solutions company, from October 2022 until October 2023 when NCR Corporation completed a spin-off transaction into two independent, publicly traded companies, one being NCR Atleos. Previously, Ms. Watson served as President of Cloud Collaboration and President of Enterprise Collaboration of Intrado Corporation (formerly West Corporation), a privately held telecommunications company, from January 2020 to June 2022; as the Global Chief Information Officer of Total System Services, Inc., a financial technology company, from 2015 until December 2019, when it was acquired by Global Payments, Inc. (NYSE: GPN); and as Chief Information Officer of The Brink’s Company (NYSE: BCO), a provider of security services to banks, retailers and governments, from 2013 to 2015. Ms. Watson previously served in various executive roles at Bank of America Corporation (NYSE: BAC), a multi-national financial services firm, from 1998 to 2013, including as a Technology Executive from 1998 to 2011, Senior Vice President and Enterprise Resiliency Executive from 2008 to 2011 and Senior Technology Executive from 2011 to 2013. Ms. Watson began her career in the United States Air Force in 1988, where she served in various roles, including as an Executive Staff Officer, Flight Commander and Director of Operations, ultimately rising to the rank of Captain. Additionally, Ms. Watson currently serves as a member of the board of directors of Rockwell Automation, Inc. (NYSE: ROK), an industrial automation and digital transformation technologies company, since 2017, and where she also currently serves as Chair of the Compensation Committee. Previously, Ms. Watson served on board of USAA Federal Savings Bank, a full-service Bank, from September 2020 to February 2023 and Texas Capital Bank, Inc. (NASDAQ: TCBI), a financial services firm, from February 2016 to October 2020. Ms. Watson earned a B.A. from St. Mary’s College and an M.B.A. from the University of Dayton.

We believe that Ms. Watson’s technology, cyber security and risk management experience, coupled with her extensive executive leadership and aircraft acquisition and systems experience, would make her a valuable addition to the Board.

As of the date hereof, Mr. Cawley holds 19,765 shares of Common Stock, Mr. Cush holds 10,000 shares of Common Stock, Ms. Feinberg beneficially owns 3,068 shares of Common Stock, including 2,800 shares of Common Stock held directly and 268 shares of Common Stock held by her domestic partner, Mr. Gotbaum holds 19,162 shares of Common Stock, Mr. Milton holds 1,953 shares of Common Stock, Mr. Saretsky holds 4,000 shares of Common Stock, and Ms. Watson beneficially owns 5,243 shares of Common Stock, including 3,964 shares of Common Stock held directly and 1,279 shares of Common Stock held by her spouse. As of the date hereof, Mr. Grissen does not beneficially own any shares of Common Stock.

The shares of Common Stock purchased by Messrs. Cawley, Cush, Gotbaum, Milton and Saretsky, and Ms. Feinberg were purchased with personal funds. The shares of Common Stock beneficially owned directly by Ms. Watson were purchased with personal funds and the shares of Common Stock beneficially owned directly by Ms. Watson’s spouse were purchased through his participation in the Company’s Amended and Restated 1991 Employee Stock Purchase Plan (the “ESPP”).

As of the date hereof, none of the Nominees, other than Messrs. Cawley, Cush, Gotbaum, Milton and Saretsky, and Mses. Feinberg and Watson, beneficially owns any securities of the Company and none of the Nominees, other than Messrs. Cawley, Cush, Gotbaum, Milton and Saretsky and Mses. Feinberg and Watson, has entered into any transactions in the securities of the Company during the past two years. As of the date hereof, Mr. Grissen has not entered into any transactions in securities of the Company during the past two years. For information regarding purchases and sales of securities of the Company during the past two years by each of the Participants, please see Schedule I.

Each of the Nominees, other than Mr. Cawley, is a citizen of the United States of America. Mr. Cawley is a citizen of Ireland. Mr. Milton is a citizen of the United States of America, Canada, and the United Kingdom. Mr. Saretsky is a citizen of the United States of America and Canada.

Each Nominee may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such group may be deemed to beneficially own the 61,179,691 shares of Common Stock beneficially owned in the aggregate by all of the Participants. Each Nominee disclaims beneficial ownership of the shares of Common Stock that he or she does not directly own.

Elliott Associates and Elliott International have entered into an Engagement and Indemnification Agreement with each of the Nominees (collectively, the “Nominee Agreements”), pursuant to which, in consideration for such Nominee’s agreement to serve as a nominee, Elliott Associates and Elliott International agreed to pay such Nominee $75,000 upon the provision by such Nominee of all information requested in connection with the nomination and an additional $75,000 if such Nominee is elected or appointed to the Board resulting from a nomination or appointment approved by Elliott Associates and Elliott International or a written agreement between Elliott Associates and Elliott International and the Company, with such amount deemed payable to such Nominee effective prior to such Nominee’s election or appointment to the Board. Pursuant to the Nominee Agreements, each such Nominee also agreed that, if such Nominee is elected or appointed to the Board, such Nominee will use the after-tax proceeds from such compensation, or an equivalent amount of other funds, to acquire securities of the Company. Further, pursuant to the Nominee Agreements, Elliott Associates and Elliott International agreed to indemnify each such Nominee against claims arising from the solicitation of proxies from the Company’s shareholders in connection with the Special Meeting and any related matters; provided that the indemnification obligations will not apply to any event or occurrence relating to or directly or indirectly arising out of such Nominee’s service as a director of the Company, if elected. Each Nominee additionally agreed pursuant to the Nominee Agreements to not acquire or dispose of any securities of the Company prior to such Nominee’s election or appointment to the Board without the prior written consent of Elliott Associates and Elliott International.

Each of the Nominees has consented to being named as a nominee, being named as a nominee of Elliott Associates in any proxy statement relating to the Special Meeting and serving as a director of the Company if elected (collectively, the “Consents”).

Each of the Nominees has granted Elliot Greenberg, a representative of Elliott Associates, a power of attorney to execute certain SEC filings and other documents in connection with the solicitation of proxies at the Special Meeting (collectively, the “POAs”).

On August 13, 2024, Elliott Investment Management L.P. (“EIM”) and the Nominees entered into a Joint Filing Agreement in which, among other things the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company.

Ms. Watson’s spouse is employed by the Company and currently serves as a pilot. Ms. Watson’s spouse receives compensation from the Company on a monthly basis based on the number of flights he makes for the Company, which may vary from month to month. In connection with his employment by the Company in fiscal year 2023, Ms. Watson’s spouse received aggregate compensation from the Company equal to approximately $230,000. Ms. Watson’s spouse also previously participated in the ESPP.

Other than as disclosed herein, there are no arrangements or understandings between Elliott Associates, Elliott International, and the other Participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Special Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

If the Nominees elected through the Director Election Proposal constitute a majority of the Board, then a change of control of the Board may be deemed to have occurred under certain of the Company’s material agreements and contracts. According to the Company’s proxy statement and based on a review of the Company’s material agreements and contracts, such a change of control may trigger certain change of control provisions or payments contained therein as described below.

Based on a review of the Company’s publicly available material contracts and agreements, such a change of control may trigger certain change of control provisions or payments in the following of the Company’s material contracts and agreements: (i) the Amended and Restated Executive Service Recognition Plan Executive Employment Agreements, entered into by the Company with all officers of the Company6 (the “Employment Agreements”); (ii) the Deferred Compensation Plan for Senior Leadership and Non-Employee Members of the Board (the “Deferred Compensation Plan”); and (iii) certain indemnification agreements between the Company and directors of the Company (the “Indemnification Agreements”, and together with the Employment Agreements and the Deferred Compensation Plan, the “Material Agreements”).

Pursuant to the Employment Agreements, in the event of an executive’s termination other than for “Cause” or “Disability”, or the executive’s resignation for “Good Reason”, in the 12-month period following a “Change of Control” (each as defined in the Employment Agreements), such executive is entitled to maximum incremental benefits approximately equal to (i) one year of salary and (ii) two years of bonus. The change of control benefits are “double trigger”, in that they require both a Change of Control and termination of the executive’s employment during the following 12-month period to result in a payout.

Under the Deferred Compensation Plan, the Company may terminate and liquidate the Deferred Compensation Plan within the 30 days preceding or the 12 months following a change of control within the meaning of Section 409A of the Internal Revenue Code and the regulations promulgated thereunder. All participants in the Deferred Compensation Plan will be required to receive all amounts of deferred compensation under the Deferred Compensation Plan and any other Aggregated Plans (as defined in the Deferred Compensation Plan) within 12 months after termination and liquidation the Deferred Compensation Plan and such other Aggregated Plans.

Under the Indemnification Agreements, the Company becomes subject to certain obligations to the indemnitee relating to indemnification upon the occurrence of a “Potential Change in Control” or a “Change in Control” (each as defined in the Indemnification Agreements), including without limitation a requirement that, if the indemnitee ceases to be a director in connection with or during the one-year period following a Change in Control, the Company shall procure a run-off directors’ and officers’ liability insurance policy covering the indemnitee and lasting for a period of six years after the indemnitee ceases to be a director.

Elliott believes that each Nominee presently is, and if elected as a director of the Company, would qualify as an “independent director” within the meaning of (i) applicable New York Stock Exchange (“NYSE”) listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Elliott acknowledges that no director of a NYSE listed company qualifies as “independent” under the NYSE listing standards unless the board of directors affirmatively determines that such director is independent under such standards. Accordingly, Elliott acknowledges that if any Nominee is elected, the determination of the Nominee’s independence under the NYSE listing standards ultimately rests with the judgment and discretion of the Board. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

6 According to the Company’s proxy statement relating to its 2024 annual meeting of shareholders.

Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Nominee directly or indirectly beneficially owns any securities of the Company; (iii) no Nominee owns any securities of the Company which are owned of record but not beneficially; (iv) no Nominee has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Nominee is, or within the past year was, a party to any contracts, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) no Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Nominee or any of his or her associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Nominee or any of his or her associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Special Meeting; (xii) no Nominee holds any positions or offices with the Company; (xiii) no Nominee has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; (xiv) no companies or organizations, with which any of the Nominees has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company; and (xv) there are no material proceedings to which any Nominee or any of his or her associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as disclosed herein, with respect to each of the Nominees, (a) none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act (“Regulation S-K”) occurred during the past 10 years, (b) there are no relationships involving any Nominee or any of such Nominee’s associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had such Nominee been a director of the Company, and (c) none of the Nominees nor any of their associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or was subject to any other compensation arrangement described in Item 402 of Regulation S-K.

The Nominees, if elected at the Special Meeting, would hold office until the Company’s 2025 annual meeting of shareholders (the “2025 Annual Meeting”) or until their respective successors have been duly elected and qualified. Each of the Nominees has consented to being named as a nominee in this Proxy Statement and, if elected, to serving as a director of the Company.

In addition, each of the Nominees understands that, if elected as a director of the Company, each Nominee would have an obligation to act in the best interests of the Company and the shareholders in accordance with his or her duties as a director. The nomination of the Nominees was made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, we would identify and properly nominate such substitute nominee(s) in accordance with the Bylaws and the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors that may be elected to the Board at the Special Meeting.

While we currently intend to vote all of the Elliott Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Elliott Group Shares as we see fit, in order to achieve a Board composition that we believe is in the best interest of all shareholders. We would only intend to vote some or all of the Elliott Group Shares in a different manner than what we are otherwise recommending in the event it were to become apparent to us, based on the projected voting results at such time, that less than all of the Nominees would be elected at the Special Meeting and that by voting the Elliott Group Shares in a different manner we could help achieve a Board composition that we believe is in the best interest of all shareholders. Shareholders should understand that all shares of Common Stock represented by the enclosed GOLD proxy card will be voted at the Special Meeting as marked.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD

SOLICITATION OF PROXIES

Proxies may be solicited by mail, facsimile, telephone, electronic mail, in person and by advertisements. Solicitations may also be made by certain of the respective directors, officers, members and employees of Elliott, none of whom will, except as described elsewhere in this Proxy Statement, receive additional compensation for such solicitation. The Nominees may make solicitations of proxies but, except as described herein, will not receive compensation for acting as nominees.

We have retained Okapi Partners for solicitation and advisory services in connection with solicitations relating to the Special Meeting. Okapi Partners has earned fees of $________ through the date of this proxy statement, applicable toward the final fee to be mutually agreed upon by Elliott and Okapi Partners and reimbursement of reasonable out-of-pocket expenses for its services to Elliott in connection with the solicitation. Approximately ___ people may be employed by Okapi Partners to solicit proxies from the Company’s shareholders for the Special Meeting. Elliott has agreed to indemnify Okapi Partners in its capacity as solicitation agent against certain liabilities and expenses in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Common Stock held as of the Record Date. Elliott will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection herewith. In addition, directors, officers, members and certain other employees of Elliott and its affiliates may solicit proxies as part of their duties in the normal course of their employment without any additional compensation.

Elliott will pay all costs of the solicitation of proxies on behalf of Elliott and the other participants described in this Proxy Statement for the Special Meeting. Elliott does not intend to seek reimbursement of those costs from the Company. The expenses incurred by Elliott or on Elliott’s behalf to date in furtherance of, or in connection with, the solicitation of proxies for the Special Meeting is $______ and Elliott anticipates that its total expenses will be approximately $______. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with any such solicitation.

ADDITIONAL PARTICIPANT INFORMATION

The “Participants” in the proxy solicitation are EIM, Elliott Associates, Elliott International, Liverpool, Elliott Investment Management GP LLC (“EIM GP”), Paul E. Singer (“Singer”) and the Nominees (each a “Participant” and, collectively, the “Participants”).

The principal businesses of each of Elliott Associates, Elliott Internation and Liverpool is to purchase, sell, trade and invest in securities. The principal business of EIM is to act as the investment manager for Elliott Associates and Elliott International. The principal business of EIM GP is to serve as the general partner of EIM. Mr. Singer’s principal occupation is to serve as President, Co-Chief Executive Officer and Co-Chief Investment Officer of EIM.

The business address of EIM is 360 S. Rosemary Ave., 18th Floor, West Palm Beach, Florida 33401. The business address of each of Elliott Associates, Elliott International, Liverpool, EIM GP and Mr. Singer is c/o Elliott Investment Management L.P., 360 S. Rosemary Ave., 18th Floor, West Palm Beach, Florida 33401.

As of the date hereof, Elliott has combined economic exposure in the Company of approximately 11.0% of the shares of its Common Stock outstanding. EIM, acting as the investment manager to each of Elliott Associates and Elliott International, beneficial owns the 61,116,500 shares of Common Stock held by Elliott Associates (itself and through Liverpool) and Elliott International. EIM GP, as the sole general partner of EIM, may be deemed the beneficial owner of the 61,116,500 shares of Common Stock held, in the aggregate, by Elliott Associates (itself and through Liverpool) and Elliott International. Singer, as the sole managing member of EIM GP, may be deemed the beneficial owner of the 61,116,500 shares of Common Stock held, in the aggregate, by Elliott Associates (itself and through Liverpool) and Elliott International.

Elliott Associates (itself and through Liverpool) and Elliott International have entered into certain notional principal amount derivative agreements in the form of cash settled swaps with respect to an aggregate of 1,538,560 and 3,269,440 shares of Common Stock, respectively (the “Derivative Agreements”). The Derivative Agreements have reference prices ranging from $26.73 to $26.94, and shall continue until terminated as elected by the parties and currently have an initial reference termination date of March 27, 2028. The Derivative Agreements provide Elliott Associates (itself and through Liverpool) and Elliott International with economic results that are comparable to the economic results of ownership of, but do not provide them or any other Participant with the power to vote or direct the voting or dispose of or direct the disposition of, call for the delivery of or otherwise exercise any rights in respect of, the shares that are referenced in the Derivative Agreements (such shares, the “Subject Shares”). Each of Elliott Associates, Elliott International and the other Participants disclaim beneficial ownership in the Subject Shares. The counterparties to the Derivative Agreements are unaffiliated third-party financial institutions.

The shares of Common Stock purchased by each of Elliott Associates (itself and through Liverpool) and Elliott International were purchased with working capital, which includes purchases effected through margin accounts maintained for each of Elliott Associates and Elliott International with prime brokers, which extend margin credit as and when required to open or carry positions in their margin accounts, subject to applicable federal margin regulations, stock exchange rules and such firms’ credit policies. Since other securities may be held in such margin accounts, it may not be possible to determine the amounts, if any, of margin used to purchase the shares of Common Stock held by each of Elliott Associates (itself and through Liverpool) and Elliott International. As of the date of this Proxy Statement and through the Special Meeting, none of the shares of Common Stock owned by Elliott Associates, Elliott International or Liverpool are or will be held in margin accounts or pledged as collateral security for the repayment of debit balances in such accounts.

Each Participant may be deemed to be a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, and such group may be deemed to beneficially own the 61,179,691 shares of Common Stock beneficially owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock that he, she or it does not directly own. For information regarding transactions in securities of the Company during the past two years by the Participants, please see Schedule I attached hereto.

Except as otherwise set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Special Meeting; (xii) no Participant holds any positions or offices with the Company; (xiii) no Participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer; and (xiv) no companies or organizations, with which any of the Participants has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Participants, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

OTHER MATTERS AND CERTAIN ADDITIONAL INFORMATION

Elliott is unaware of any other matters to be considered at the Special Meeting. However, should other matters, which Elliott is not aware of a reasonable time before this solicitation, be brought before the Special Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. Elliott will promptly deliver a separate copy of the document to you if you contact our proxy solicitor, Okapi Partners, at the following address or phone number: 1212 Avenue of the Americas, 17th Floor, New York, NY 10036, or call toll free at (877) 629-6357. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our proxy solicitor at the above address and phone number.

The information concerning the Company and the proposals in the Company’s proxy statement contained in this Proxy Statement has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements. All information relating to any person other than the Participants is given only to the knowledge of Elliott.

This Proxy Statement is dated ___________, 2024. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the mailing of this Proxy Statement to shareholders shall not create any implication to the contrary.

SHAREHOLDER PROPOSALS

According to the Company’s proxy statement in connection with the 2024 annual meeting of shareholders, if you wish to submit a proposal for inclusion in the Company’s proxy statement and proxy relating to the 2025 Annual Meeting, you must comply with and follow the procedures required by Rule 14a-8 under the Exchange Act and must forward that proposal to Southwest Airlines Co., Attn: Corporate Secretary, Legal Department, HDK-4GC, P.O. Box 36611, Dallas, Texas 75235, so that the Corporate Secretary receives it no later than December 6, 2024.

According to the Company’s proxy statement, the Bylaws provide that, if you wish to submit a proposal or director nomination that is not intended to be included in the Company’s proxy statement, to be properly and timely submitted, the proposal or director nomination must be received by the Corporate Secretary of the Company at the principal office of the Company no earlier than February 14, 2025, and no later than the close of business on March 16, 2025. If the date of the 2025 Annual Meeting is more than 30 days before, or more than 60 days after, May 15, 2025, to be properly brought, notice must be received no later than the close of business on the 90th day prior to the date of the meeting and no earlier than the close of business on the 120th day prior to the annual meeting, or, the 10th day following the day on which public announcement of the date of the meeting is first made by the Company, if such first public announcement of the date of the meeting is less than 100 days prior to the date of the meeting. Any shareholder proposal or nomination must contain the information specified in the Bylaws concerning the matter to be brought before the meeting or the person to be nominated and the shareholder submitting the proposal.

The Bylaws allow for proxy access, which allows a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years or more at least 3% of the Company’s outstanding Common Stock, to nominate and include in the Company’s proxy statement for each annual meeting of shareholders their own qualifying director nominees constituting up to the greater of two or 20% of the number of directors then serving on the Board (subject to certain limitations as set forth in the Bylaws). Each of the Board or the chair of any annual meeting of shareholders shall have the power to determine whether a director nominee has been validly nominated in accordance with the requirements of the proxy access provision in the Bylaws. Notice of director nominees submitted under the proxy access provision must include the information required under the Bylaws and must be delivered to the Secretary of the Company at the Company’s principal office at Southwest Airlines Co., Attn: Corporate Secretary, Legal Department, HDK-4GC, P.O. Box 36611, Dallas, Texas 75235 no earlier than the close of business on November 6, 2024 and no later than the close of business on December 6, 2024, unless the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of shareholders, in which case such notice must be received by the Company’s Corporate Secretary by the close of business on the later of the 180th day prior to the 2025 Annual Meeting or the close of business on the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made. The foregoing description of the shareholder proxy access provision included in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Company’s proxy statement and the Bylaws.

In addition to satisfying the requirements under the Bylaws, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2025.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2025 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws. The incorporation of this information in this Proxy Statement should not be construed as an admission by any of the participants that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE SPECIAL MEETING BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, AND OTHER IMPORTANT INFORMATION. STOCKHOLDERS ARE DIRECTED TO REFER TO THE COMPANY’S PROXY STATEMENT FOR THE FOREGOING INFORMATION. STOCKHOLDERS CAN ACCESS THE COMPANY’S PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS DISCLOSING THIS INFORMATION, WITHOUT COST, ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available documents on file with the SEC and other publicly available information. Although we have no knowledge that would indicate that statements relating to the Company contained in this Proxy Statement, in reliance upon publicly available information, are inaccurate or incomplete, to date we have not had access to the books and records of the Company, were not involved in the preparation of such information and statements and are not in a position to verify such information and statements.

Your vote is important. No matter how many or how few shares of Common Stock you own, please vote “FOR” each of the Proposals by following the instructions on the enclosed GOLD proxy card.

____________, 2024

ELLIOTT INVESTMENT MANAGEMENT L.P.

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Date of Purchase/Sale

ELLIOTT ASSOCIATES, L.P.

Purchase of Common Stock	224,000	07/12/2024
Purchase of Common Stock	352,000	08/07/2024
Purchase of Common Stock	400,000	08/08/2024
Acquisition of Common Stock	3,567,360[1]	08/09/2024
Purchase of Common Stock	400,000	08/09/2024
Purchase of Common Stock	480,000	08/12/2024
Purchase of Common Stock	128,000	08/13/2024
Purchase of Common Stock	400,000	08/14/2024
Purchase of Common Stock	368,000	08/15/2024
Purchase of Common Stock	288,000	08/16/2024
Purchase of Common Stock	256,000	08/19/2024
Purchase of Common Stock	336,000	08/20/2024
Purchase of Common Stock	304,000	08/21/2024
Purchase of Common Stock	512,000	08/22/2024
Purchase of Common Stock	460,800	08/23/2024
Purchase of Common Stock	392,960	08/26/2024
Purchase of Common Stock	576,000	08/27/2024

ELLIOTT ASSOCIATES, L.P.
(Through the Liverpool Limited Partnership)

Acquisition of Common Stock	1,920,000[1]	06/03/2024
Purchase of Common Stock	336,000	07/11/2024
Purchase of Common Stock	240,000	07/15/2024
Purchase of Common Stock	192,000	07/16/2024
Purchase of Common Stock	128,000	07/16/2024
Purchase of Common Stock	160,000	07/17/2024
Purchase of Common Stock	128,000	07/17/2024
Purchase of Common Stock	160,000	07/18/2024
Purchase of Common Stock	512,000	07/29/2024
Purchase of Common Stock	720,000	07/30/2024
Purchase of Common Stock	800,000	07/31/2024
Purchase of Common Stock	656,000	08/01/2024
Purchase of Common Stock	720,000	08/02/2024
Purchase of Common Stock	560,000	08/05/2024
Purchase of Common Stock	480,000	08/06/2024
Acquisition of Common Stock	2,400,160[1]	08/09/2024

I-1

ELLIOTT INTERNATIONAL, L.P.

Acquisition of Common Stock	4,080,000[1]	06/03/2024
Purchase of Common Stock	714,000	07/11/2024
Purchase of Common Stock	476,000	07/12/2024
Purchase of Common Stock	510,000	07/15/2024
Purchase of Common Stock	680,000	07/16/2024
Purchase of Common Stock	612,000	07/17/2024
Purchase of Common Stock	340,000	07/18/2024
Purchase of Common Stock	1,088,000	07/29/2024
Purchase of Common Stock	1,530,000	07/30/2024
Purchase of Common Stock	1,700,000	07/31/2024
Purchase of Common Stock	1,394,000	08/01/2024
Purchase of Common Stock	1,530,000	08/02/2024
Purchase of Common Stock	1,190,000	08/05/2024
Purchase of Common Stock	1,020,000	08/06/2024
Purchase of Common Stock	748,000	08/07/2024
Purchase of Common Stock	850,000	08/08/2024
Acquisition of Common Stock	12,680,980[1]	08/09/2024
Purchase of Common Stock	850,000	08/09/2024
Purchase of Common Stock	1,020,000	08/12/2024
Purchase of Common Stock	272,000	08/13/2024
Purchase of Common Stock	850,000	08/14/2024
Purchase of Common Stock	782,000	08/15/2024
Purchase of Common Stock	612,000	08/16/2024
Purchase of Common Stock	544,000	08/19/2024
Purchase of Common Stock	714,000	08/20/2024
Purchase of Common Stock	646,000	08/21/2024
Purchase of Common Stock	1,088,000	08/22/2024
Purchase of Common Stock	979,200	08/23/2024
Purchase of Common Stock	835,040	08/26/2024
Purchase of Common Stock	1,224,000	08/27/2024

MICHAEL CAWLEY

Purchase of Common Stock	19,765	08/09/2024

DAVID CUSH

Purchase of Common Stock	10,000	08/09/2024

SARAH FEINBERG

Purchase of Common Stock	2,800	08/09/2024

JOSHUA GOTBAUM

Purchase of Common Stock	19,162	08/09/2024

I-2

ROBERT MILTON

Purchase of Common Stock	700	06/10/2024

GREGG SARETSKY

Purchase of Common Stock	4,000	08/09/2024

PATRICIA WATSON

Purchase of Common Stock	35.612[2]	09/30/2022
Purchase of Common Stock	30.741[2]	10/31/2022
Purchase of Common Stock	28.217[2]	11/30/2022
Purchase of Common Stock	66.357[2]	12/30/2022
Purchase of Common Stock	62.093[2]	01/31/2023
Purchase of Common Stock	66.028[2]	02/28/2023
Purchase of Common Stock	68.752[2]	03/31/2023
Purchase of Common Stock	73.937[2]	04/28/2023
Purchase of Common Stock	74.349[2]	05/31/2023
Purchase of Common Stock	61.614[2]	06/30/2023
Purchase of Common Stock	65.424[2]	07/31/2023
Purchase of Common Stock	17.575[2]	08/31/2023
Purchase of Common Stock	20.416[2]	09/29/2023
Purchase of Common Stock	25.012[2]	10/31/2023
Purchase of Common Stock	43.821[2]	11/30/2023
Purchase of Common Stock	38.241[2]	12/29/2023
Purchase of Common Stock	18.574[2]	01/31/2024
Purchase of Common Stock	16.087[2]	02/29/2024
Purchase of Common Stock	9.473[2]	03/28/2024
Purchase of Common Stock	10.58[2]	04/30/2024
Purchase of Common Stock	10.473[2]	05/31/2024
Purchase of Common Stock	39.124[2]	06/28/2024
Purchase of Common Stock	61.1[2]	07/31/2024
Purchase of Common Stock	3,964	08/09/2024
Purchase of Common Stock	57.186[2]	08/30/2024

1 Represents the settlement of notional principal amount derivative agreements in the form of physically settled swaps.

2 Represents shares of Common Stock purchased by Ms. Watson’s spouse through the ESPP.

I-3

SCHEDULE II

As of the date of this preliminary proxy statement, the Company has not yet filed its proxy statement for the Special Meeting with the SEC. Once the Company files its proxy statement, we intend to revise this preliminary proxy statement with the SEC to include information regarding persons who beneficially own more than 5% of the Common Stock and the ownership of Common Stock by the Company’s directors and officers, which we anticipate will be disclosed in the Company’s proxy statement.

II-1

IMPORTANT

Tell the Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please vote “FOR” each of the Proposals on the enclosed GOLD proxy card by Internet, by phone or by signing, dating and returning on the enclosed GOLD proxy card. Please refer to the enclosed GOLD proxy card for instructions on how to vote.

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Okapi Partners at the address set forth below.

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 629-6357

E-mail: info@okapipartners.com

GOLD PROXY CARD

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED OCTOBER 15, 2024

SOUTHWEST AIRLINES CO.

SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF ELLIOTT INVESTMENT MANAGEMENT L.P. AND THE OTHER PARTICIPANTS IN ITS SOLICITATION

THE BOARD OF DIRECTORS OF SOUTHWEST AIRLINES CO.
IS NOT SOLICITING THIS PROXY

P     R     O     X     Y

The undersigned hereby appoints __________, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Southwest Airlines Co., a Texas corporation (“Southwest” or the “Company”), which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of the Company to be held on such date, and at such time and place, to be determined by the Company (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Special Meeting”) and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting, as specified below.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to Elliott Investment Management L.P. (together with the other participants in its solicitation, “Elliott”) a reasonable time before this solicitation.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” THE REMOVAL OF EACH OF THE INCUMBENT DIRECTORS SPECIFIED IN PROPOSAL 2, AND “FOR” THE ELECTION OF EACH OF THE ELLIOTT NOMINEES SPECIFIED IN PROPOSAL 3.

This Proxy will be valid until the completion of the Special Meeting. This Proxy will only be valid in connection with Elliott’s solicitation of proxies for the Special Meeting.

IMPORTANT: PLEASE VOTE THIS PROXY CARD TODAY!

YOUR VOTE IS IMPORTANT!

Please vote your shares of Southwest common stock at the Special Meeting

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your GOLD proxy by Internet. Please access ______________ using a computer or a smartphone or by scanning the unique QR code containing your unique control number provided in your GOLD proxy card with your smartphone camera. Then, simply follow the easy instructions on the voting site. If you access ______________ without scanning a QR code, you will be required to provide the unique control number printed below.

Submit your GOLD proxy by Phone. Please call toll-free in the U.S. or Canada at __________________ on a touch-tone telephone. You will be required to provide the unique control number printed below.

CONTROL NUMBER: __________________

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned the GOLD proxy card.

Submit your GOLD proxy by Mail. Please sign, date and return the GOLD proxy card in the envelope provided to: _________________.

TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

[X] Please mark vote as in this example

ELLIOTT STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1, “FOR” THE REMOVAL OF EACH OF THE INCUMBENT DIRECTORS SPECIFIED IN PROPOSAL 2, AND “FOR” THE ELECTION OF EACH OF THE ELLIOTT NOMINEES SPECIFIED IN PROPOSAL 3.

1.	Elliott’s proposal to repeal each provision of, or amendment to, the Company’s Fourth Amended and Restated Bylaws adopted by the Board without the approval of the shareholders of the Company after February 2, 2024 and up to and including the date of the Special Meeting.
☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Elliott’s proposal to remove from the Company’s Board of Directors Douglas H. Brooks, Eduardo F. Conrado, William H. Cunningham, Thomas W. Gilligan, David P. Hess, Gary C. Kelly, Elaine Mendoza and Jill A. Soltau, as well as any other person or persons elected or appointed to the Board without shareholder approval after September 26, 2024 and up to and including the date of the Special Meeting (other than any Nominee listed below), effective immediately.
INCUMBENT DIRECTORS	FOR REMOVAL	AGAINST	ABSTAIN
2a) Douglas H. Brooks	☐	☐	☐
2b) Eduardo F. Conrado	☐	☐	☐
2c) William H. Cunningham	☐	☐	☐
2d) Thomas W. Gilligan	☐	☐	☐
2e) David P. Hess	☐	☐	☐
2f) Gary C. Kelly	☐	☐	☐
2g) Elaine Mendoza	☐	☐	☐
2h) Jill A. Soltau	☐	☐	☐

3.	Elliott’s proposal to elect to serve as directors of the Company Michael Cawley, David C. Cush, Sarah E. Feinberg, Joshua Gotbaum, David J. Grissen, Robert A. Milton, Gregg A. Saretsky and Patricia A. Watson.

ELLIOTT NOMINEES	FOR ELECTION	AGAINST	ABSTAIN
3a) Michael Cawley	☐	☐	☐
3b) David C. Cush	☐	☐	☐
3c) Sarah E. Feinberg	☐	☐	☐
3d) Joshua Gotbaum	☐	☐	☐
3e) David J. Grissen	☐	☐	☐
3f) Robert A. Milton	☐	☐	☐
3g) Gregg A. Saretsky	☐	☐	☐
3h) Patricia A. Watson	☐	☐	☐

DATED: ____________________________

____________________________________

(Signature)

____________________________________

(Signature, if held jointly)

____________________________________

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.